UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

MACOM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts		01851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2017 (the “Amendment Date”), MACOM Technology Solutions Holdings, Inc. (the “Company”) entered into three amendments to its credit agreement dated as of May 8, 2014 (as previously amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among the Company, the lenders party thereto and Goldman Sachs Bank USA, as the administrative agent (in such capacity, the “Administrative Agent”), collateral agent, swing line lender and L/C issuer.

Pursuant to the Second Incremental Amendment, dated as of the Amendment Date (the “Incremental Amendment”), among the Company, Barclays Bank PLC and the Administrative Agent, the Company increased the revolving credit commitments available under its revolving credit facility by $30,000,000 to $160,000,000. No amounts were drawn under the increased revolving credit commitments on the Amendment Date.

Pursuant to Amendment No. 4 to Credit Agreement, dated as of the Amendment Date (the “Revolver Amendment”), among the Company, the revolving credit lenders and the Administrative Agent, the Credit Agreement was amended to provide that the financial covenant under the revolving credit facility would only be tested if, as of the last date of any fiscal quarter, the aggregate amount outstanding under the revolving credit facility (other than with respect to (x) undrawn letters of credit in an amount not to exceed $5,000,000 and (y) letters of credit that have been cash collateralized pursuant to the Credit Agreement) exceeds 35% of the revolving credit commitments under the Company’s revolving credit facility. Prior to the Revolver Amendment, the threshold for testing the financial covenant was set at 25% of the revolving credit commitments under the Company’s revolving credit facility.

Pursuant to the Refinancing Amendment, dated as of the Amendment Date (the “Refinancing Amendment”), among the Company, the term lenders party thereto and the Administrative Agent, the Company’s existing term B loans were refinanced in full with a new tranche of term B loans at a reduced interest rate. The new tranche of term B loans will bear interest at: (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the administrative agent, plus an applicable margin of (a) if the Company’s total first lien leverage ratio is greater than or equal to 2.00 to 1.00, 3.00% and (b) if the Company’s total first lien leverage ratio is less than 2.00 to 1.00, 2.75%; and (ii) for base rate loans, a rate per annum equal to the greater of (x) the prime rate quoted in the print edition of the Wall Street Journal, Money Rates Section, (y) the federal funds rate plus one-half of 1.00% and (z) the LIBOR rate applicable to a one-month interest period plus 1.00% (but, in each case, not less than 1.00%), plus an applicable margin of (a) if the Company’s total first lien leverage ratio is greater than or equal to 2.00 to 1.00, 2.00% and (b) if the Company’s total first lien leverage ratio is less than 2.00 to 1.00, 1.75%.

The foregoing descriptions of the Incremental Amendment, the Revolver Amendment and the Refinancing Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such amendments, which are filed with this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Incremental Amendment, dated as of March 10, 2017, by and among MACOM Technology Solutions Holdings, Inc., Barclays Bank PLC and Goldman Sachs Bank USA, as Administrative Agent.

10.2	Amendment No. 4 to Credit Agreement, dated as of March 10, 2017, by and among MACOM Technology Solutions Holdings, Inc., the revolving credit lenders and Goldman Sachs Bank USA, as Administrative Agent.

10.3	Refinancing Amendment, dated as of March 10, 2017, by and among MACOM Technology Solutions Holdings, Inc., the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: March 13, 2017	By:	/s/ Robert J. McMullan
Robert J. McMullan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Incremental Amendment, dated as of March 10, 2017, by and among MACOM Technology Solutions Holdings, Inc., Barclays Bank PLC and Goldman Sachs Bank USA, as Administrative Agent.

10.2	Amendment No. 4 to Credit Agreement, dated as of March 10, 2017, by and among MACOM Technology Solutions Holdings, Inc., the revolving credit lenders and Goldman Sachs Bank USA, as Administrative Agent.

10.3	Refinancing Amendment, dated as of March 10, 2017, by and among MACOM Technology Solutions Holdings, Inc., the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.